Exhibit 99.2
               Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, David Goldfarb, Chief Financial Officer of Lehman Brothers Holdings Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Lehman Brothers Holdings Inc., and, except as corrected or supplemented in a subsequent covered report:

    o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

    o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

    o  2001 Annual Report on Form 10-K of Lehman Brothers Holdings Inc.;

    o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Lehman Brothers Holdings Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

    o  any amendments to any of the foregoing.



/s/ David Goldfarb
David Goldfarb                Subscribed and sworn to before me this 14th day of
Chief Financial Officer       August, 2002.
August 14, 2002
                              /s/ Joan Livingstone Calderon
                              Notary Public # 01CA4896362 [New York]
                              expiration 7/6/03
                              [Notarial Seal]